SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    April 15, 2006

Dalrada Financial Corporation
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(Exact Name of Registrant as Specified in its Charter)

Delaware                               0-12641                     33-0021693
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(State or Other Jurisdiction                 (Commission                               (IRS Employer
of Incorporation)                              File Number)                   Identification No.)

9449 Balboa Avenue, Suite 210, San Diego, CA    92123
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(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code: (858) 277-5300
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(Former Name or Former Address, if Changed Since Last Report)

Item 5.02. Departure of Directors and Principal Officer; Appointment of Directors and Principal Officer

Director Resignations:

1.	Robert A. Dietrich, a member of the Board of Directors of the Company has resigned effective March 1, 2006 for personal reasons.

2.	Steven J. Fryer, a member of the Board of Directors of the Company has also resigned effective March 1, 2006 for personal reasons.

Principal Officer Resignation:

1.	Randall Jones, Chief Financial Officer of the Company has resigned Effective April 15, 2006 for personal reasons.

Appointment of Directors:

1.	David P. Lieberman was appointed as a member of the Board of Directors of the
Company effective March 1, 2006. Mr. Lieberman has been the Chief Financial Officer for John Goyak & Associates, Inc., an aerospace consulting firm located in Las Vegas, NV since 2003. Previously, Mr. Lieberman was the President of Lieberman Associates from 2000 to 2003 where he acted as the Chief Financial Officer for various public and non-public companies located in NV and CA. Mr. Lieberman has over thirty years of financial experience beginning with five years as an accountant with Price Waterhouse from 1967 through 1972

2.
Stanley A. Hirschman was appointed as a member of the Board of Directors of the Company effective March 1, 2006. Mr. Hirschman has been President of CPointe Associates, a Plano, Texas based executive management and consulting firm since 1997. CPointe specializes in business solutions for companies with emerging technologies and is well-versed in the challenges of regulated corporate governance. He is also Chairman of the Board of Bravo Foods International, a director of Bronco Energy Fund, Energy & Engine Technology, GoldSpring, and 5 G Wireless Corporation and is a former chairman of Mustang Software, Inc. While at Mustang, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase shareholder value resulting in the successful acquisition of the company by Quintus Corporation. Prior to establishing CPointe Associates, he was Vice President Operations, Software Etc., Inc., a 396 retail store software chain, from 1989 until 1996. He also held senior executive management positions with T.J. Maxx, Gap Stores and Banana Republic. Stan is a member of the National Association of Corporate Directors and participates regularly in the KMPG Audit Committee Roundtable. He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation Centers.

Appointment of Principal Officer:

On April 16, 2006, Robert A. Dietrich was appointed Chief Financial Officer of Dalrada Financial Corporation. Mr. Dietrich had served as a director of the Company since January 2000 until resigning as of March 1, 2006. For a period of time during 2002 he served as Chief Accounting Officer and President of Source One Group. He is currently a Director, COO and CFO of Security First International Holdings, Inc. During 2004 and 2005 he was President and CEO of Energy Transfer Corporation, a privately held bio-energy company. In 2003 and 2004 he was Founder and Chief Financial Officer of Modofood USA, Inc., a privately held food technology enterprise. In 1998 he helped found Cyber Air Communications, Inc. in which he served as a Director and President until 2002. Mr. Dietrich has been performing investment banking and consulting services for clients since 1990. Prior to that he has served as CEO, COO or CFO of privately held middle market companies. He is an accounting graduate from Notre Dame and possesses an MBA from U.of Detroit. He possesses a CPA certificate from Illinois.

Item 9.01  Exhibits

(b)

Exhibit No.	Exhibit
17.1	Resignation of Robert A. Dietrich
17.2	Resignation of Steven J. Fryer
99.1	News Release - Hirschman, Lieberman
99.2	News Release - Dietrich

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

s/ Brian Bonar         Chairman of the Board of Directors,        May 5, 2006
                  Chief Executive Officer, and
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Brian Bonar

/s/ Eric W. Gaer                      Director                         May 5, 2006
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Eric W. Gaer

/s/ Richard H. Green              Director                                                                 May 5, 2006
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Richard H. Green